SCHEDULE 14A
                   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. __)


Filed by the Registrant                     [ ]

Filed by a Party other than the Registrant  [x]

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[ ]  Preliminary  Proxy  Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive  Proxy  Statement
[ ]  Definitive  Additional  Materials
[X]  Soliciting  Material  Pursuant  to   240.14a-12

                                Biogen Idec Inc.
                (Name of Registrant as Specified In Its Charter)

                                 CARL C. ICAHN
                            DR. ALEXANDER J. DENNER
                              DR. THOMAS F. DEUEL
                               DR. ERIC ROWINSKY
                            PROFESSOR RICHARD YOUNG
                               ICAHN PARTNERS LP
                         ICAHN PARTNERS MASTER FUND LP
                        ICAHN PARTNERS MASTER FUND II LP
                       ICAHN PARTNERS MASTER FUND III LP
                          ICAHN ENTERPRISES G.P. INC.
                        ICAHN ENTERPRISES HOLDINGS L.P.
                                   IPH GP LLC
                               ICAHN CAPITAL L.P.
                                ICAHN ONSHORE LP
                               ICAHN OFFSHORE LP
                                 BECKTON CORP.
                         HIGH RIVER LIMITED PARTNERSHIP
                             HOPPER INVESTMENTS LLC
                                 BARBERRY CORP.
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On  March  20, 2010, Biogen Idec Inc. ("Biogen") and certain entities affiliated with Carl C. Icahn (the "Icahn Entities") entered into an agreement dated March 20, 2010 (the "Agreement") pursuant to which Biogen agreed to appoint Dr. Eric
K. Rowinsky and Dr. Stephen A. Sherwin to its Board of Directors and include Dr. Eric K. Rowinsky and Dr. Stephen A. Sherwin on its slate of nominees for director at the 2010 Annual Meeting. The Icahn Entities agreed, among other things, that they would vote their shares of common stock in Biogen at the 2010 Annual Meeting for Dr. Eric K. Rowinsky and Dr. Stephen A. Sherwin and up to two additional persons being nominated by the Issuer, and would not otherwise solicit proxies in connection with the 2010 Annual Meeting. The Icahn Entities agreed to withdraw its letter, dated January 27, 2010 that provided notice to Biogen of the nomination of certain individuals and certain proposed business in connection with the 2010 Annual Meeting.